UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 23, 2004
                                                  -----------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                               1-9496                 56-1574675
--------                               ------                 ----------
(State of incorporation)      (Commission File Number)      (IRS Employer
                                                          Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100















                                                  Total number of pages: 22


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Item 5.  Other Events and Regulation FD Disclosure

         On February 23, 2004, BNP Residential Properties, Inc. completed the placement of 1,175,519 shares of common stock at a price of $11.75 per share to a number of institutional investors and mutual funds pursuant to a private placement.

         The Company expects to use the net proceeds to fund future acquisitions, repay bank debt, and for general corporate purposes.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. BNP owns and operates 20 apartment communities containing a total of 4,859 apartments and provides third-party management services for 8 apartment communities containing a total of 2,061 apartments. In addition to the apartment properties, the Company owns 40 restaurant properties that are leased on a triple-net basis to a restaurant operator. The Company currently operates in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT or umbrella partnership real estate investment trust. The Company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, the operating partnership. All of the Company's operations are conducted through the operating partnership.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

     Exhibit 10.1 Purchase Agreement by and among BNP Residential Properties, Inc. and Purchasers for 1,175,519 shares of common stock, dated as of February 17, 2004.



                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BNP Residential Properties, Inc.
                                (Registrant)



February 25, 2004               by:   /s/ Pamela B. Bruno
                                   ------------------------------------------
                                Pamela B. Bruno
                                Vice President, Controller and
                                Chief Accounting Officer


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